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VOTER PROFILE:
Voter ID:     12345678910    Security ID: 123456K19
Household ID: 123456789

VOTER CONTROL NUMBER:
1234 5678 9101 1234

VOTE REGISTERED TO:

SHAREHOLDER'S REGISTRATION PRINTED HERE
SHAREHOLDER'S REGISTRATION PRINTED HERE
SHAREHOLDER'S REGISTRATION PRINTED HERE
SHAREHOLDER'S REGISTRATION PRINTED HERE
SHAREHOLDER'S REGISTRATION PRINTED HERE
**THIS DOTTED BOX IS NOT PRINTED ON ACTUAL PROXY Ballots. IT IDENTIFIES THE LOCATION OF THE WINDOW ON THE 6X9 OUTBOUND ENVELOPES.
PROXY CARD

MEETING AGENDA on the Reverse Side

Easy Voting Options:

BY INTERNET:
Go to the website below and enter your VOTER CONTROL NUMBER or simply scan the QR code with a smart phone.
vote.proxyonline.com [QR code]

BY PHONE:
Dial (888) 227-9349 for automated touch-tone service and use your VOTER CONTROL NUMBER. Or you may call the number below to speak with a representative.
(800) 820-2416

BY MAIL:
Complete the reverse side of this proxy card and return in the postage-paid envelope provided.

USPS Postage-Paid Envelope

YOUR VOTE IS IMPORTANT PLEASE CAST YOUR PROXY VOTE TODAY!

PROXY FOR A SPECIAL MEETING OF
SHAREHOLDERS TO BE HELD ON OCTOBER 6, 2023
[FUND NAME PRINTED HERE]

The undersigned appoints [APPOINTEE] and [APPOINTEE], each with the power of substitution, to vote all shares that the undersigned is entitled to vote at the Special Meeting of shareholders of the above-mentioned Fund to be held on October 6, 2023, at XX:XX a.m., Central time, at LOCATION and at any adjournment thereof, as set forth on the reverse side of this card, and in their discretion upon any other business that may properly come before the meeting.
YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free (800) 820-2416. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on
October 6, 2023. The proxy statement and the accompanying notice of Special Meeting of Shareholders for this meeting are available at: https://vote.proxyonline.com/aristotle/docs/proxy2023.pdf

[SMALL BAR CODE HERE FOR SCANNING OF RETURNED BALLOTS]

[FUND NAME PRINTED HERE]

[FUND NAME PRINTED HERE]	PROXY CARD
YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. Your signature(s) on this proxy should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing, and where more than one name appears, a majority must sign. If a corporation or another entity, the signature should be that of an authorized officer who should state his or her full title.	SIGNATURE (AND TITLE IF APPLICABLE) DATE SIGNATURE (IF HELD JOINTLY) DATE

This proxy is being solicited on behalf of the Board of Trustees of Investment Managers Series Trust.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. THE MATTER WE ARE SUBMITTING FOR YOUR CONSIDERATION IS SIGNIFICANT TO THE FUND(S) AND TO YOU AS A FUND SHAREHOLDER. PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH BELOW AND AT THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK CIRCLE BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

PROPOSAL(S)	FOR	AGAINST	ABSTAIN
1. PROPOSAL LANGUAGE
To Approve the Agreement and Plan of Reorganization which provides for:
(i)    the transfer of all of the assets, property and goodwill of the [Acquired Fund Name] to the [Acquiring Fund Name], in exchange solely for shares of the [Share Class] of the [Acquiring Fund Name] having a total dollar value equal to the value of the [Acquired Fund Name]'s assets less liabilities, as set forth in the Agreement and Plan of Reorganization, and the assumption by the [Acquiring Fund Name] of all the liabilities of the [Acquired Fund Name]; and
(ii)    the distribution, after the closing date, of the [Acquiring Fund Name] shares to the [Acquired Fund Name] Shareholders in termination, dissolution and complete liquidation of the [Acquired Fund Name] as provided in the Agreement and Plan of Reorganization, all upon the terms and conditions set forth in the Agreement and Plan of Reorganization.
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THANK YOU FOR VOTING